Exhibit 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Global Media Relations 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Corporate Communications 949-926-5663 andrewtp@broadcom.com

Broadcom Names Arthur Chong as General Counsel

IRVINE, Calif. – October 31, 2008 — Broadcom Corporation (Nasdaq: BRCM), a global leader in semiconductors for wired and wireless communications, announced that Arthur Chong has been named Senior Vice President, General Counsel and Secretary, effective today.

Chong, 55, will oversee Broadcom’s legal, corporate secretary and governance, and litigation activities, reporting to Broadcom’s President and CEO Scott A. McGregor.

He joins Broadcom from Seattle-based Safeco Corporation, a property and casualty insurance company, where he served as Executive Vice President and Chief Legal Officer. Before joining Safeco in 2005, he spent over 20 years at McKesson Corporation, a healthcare services and information technology company based in San Francisco, where he most recently served as Deputy General Counsel. A graduate of Harvard Law School, Chong received his bachelor’s degree at the University of California, Berkeley.

“Art is a highly regarded and seasoned corporate attorney with broad experience in corporate governance, M&A, finance, securities law and litigation,” McGregor said. “He will be a great addition to our senior executive team, and we look forward to his leadership and contributions.”

Chong succeeds Alvin G. Segel, who has been serving as Acting General Counsel since May 2008.

About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art, system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with 2007 revenue of $3.78 billion, and holds over 2,900 U.S. and 1,300 foreign patents, more than 7,600 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.

Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.

Cautions regarding Forward Looking Statements:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward- looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.